INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA



HOMEOWNERS CHOICE, INC.

AUTHORIZED CAPITAL STOCK: 60,000,000 AUTHORIZED SHARES OF CAPITAL STOCK AS FOLLOWS:
40,000,000 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE
1,200,000 SHARES OF 6% SERIES A NONCUMULATIVE REDEEMABLE PREFERRED STOCK, NO PAR VALUE PER SHARE
18,800,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, NO PAR VALUE PER SHARE

This Certifies that ** ** is the owner of

fully paid and non-assessable Shares of

6% SERIES A NONCUMULATIVE REDEEMABLE PREFERRED STOCK

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ---- day of ---------- A.D. 2010.

Richard R. Allen, Chief Financial Officer

Francis McCahill, III, Chief Executive Officer

For Value Received, _______ *hereby sell, assign, and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________________

In presence of ______________________________

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUESTS SHALL BE MADE TO THE CORPORATION'S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

UNLESS THE CORPORATION'S BOARD OF DIRECTORS DETERMINES OTHERWISE, SHARES OF THE CORPORATION'S SERIES A PREFERRED STOCK SHALL ONLY BE REPRESENTED BY PHYSICAL CERTIFICATES AND MAY NOT BE REGISTERED IN THE NAME OF A NOMINEE BROKERAGE FIRM OR FINANCIAL FIRM FOR THE BENEFIT OF ANOTHER (i.e., "STREET NAME"). IN ADDITION, IF SHARES OF THE SERIES A PREFERRED STOCK ARE ORIGINALLY PURCHASED FROM THE CORPORATION ON OTHER THAN A DIVIDEND PAYMENT DATE, SUCH SHARES MAY NOT BE TRANSFERRED UNTIL THE DIVIDEND PAYMENT DATE IMMEDIATELY FOLLOWING THE DATE THEY WERE PURCHASED FROM THE CORPORATION.